Exhibit 10.3

AMENDMENT TO REVOLVING CREDIT AGREEMENT AND NOTE

This AMENDMENT TO REVOLVING CREDIT AGREEMENT AND NOTE (this “Amendment”) is made as of May 8, 2013, by and between OUTDOOR CHANNEL HOLDINGS, INC., a Delaware corporation (“Borrower”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Bank”) with reference to the following facts:

RECITALS

A. Pursuant to a Revolving Credit Agreement and Revolving Credit Note (with Interest Rate Rider) each dated as of September 21, 2007, as amended by an Amendment to Loan Agreement and Note (with Interest Rate Rider) and an Addendum (the “Addendum”) to Amendment to Loan Agreement and Note, each dated as of September 14, 2009, and as further amended by an Amendment to Loan Agreement and Note dated as of September 1, 2010, and as further amended by an Amendment to Loan Agreement and Note dated as of August 29, 2012 (as such agreement may have been further amended, modified, supplemented, extended, restated, or replaced previously, collectively the “Existing Agreement”) by and between Bank and Borrower, Bank agreed to make extensions of credit to Borrower in the maximum original principal amount of $10,000,000.00 (the “Loan”).

B. Borrower and Bank desire to modify certain of the provisions of the Existing Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals and Definitions. The Recitals are hereby incorporated into this Amendment by this reference as if fully set forth herein. Capitalized terms not defined herein shall have the meanings given them in the Existing Agreement.

2. Modification of Fixed Charge Coverage Ratio Covenant. The definition of Fixed Charge Coverage Ratio in the Addendum is hereby amended and restated as follows:

“Fixed Charge Coverage Ratio” shall mean (a) net income, plus interest expense, plus rent expense, plus income tax expense, plus depreciation, plus amortization, plus charges related to non-cash stock-based compensation per the SFAS 123R requirement, plus a one-time expense of up to $7,640,959.00 of merger related expenses during the quarter ended March 31, 2013, minus cash taxes, cash dividends and Maintenance Capital Expenditures divided by (b) the sum of all required principal payments (on short and long term debt and capital leases), interest expense and rental or lease expense.

The remainder of the Fixed Charge Coverage Ratio Covenant as set forth in the Addendum shall remain the same.

3. Conditions Precedent. This Amendment shall become effective upon its execution by Borrower and Bank and the delivery by Borrower to Bank of such fully-executed Amendment.

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4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

5. Transferable Record. The Existing Agreement, as amended, is a “transferable record” as defined in applicable law relating to electronic transactions. Therefore, the holder of the Existing Agreement, as amended, may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the Existing Agreement, as amended, that is an authoritative copy as defined in such law. The holder of the Existing Agreement, as amended, may store the authoritative copy of such Existing Agreement, as amended, in its electronic form and then destroy the paper original as part of the holder’s normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

7. Further Acts. Each party to this Amendment shall perform any further acts and sign and deliver any further documents and/or instruments that are reasonably necessary to carry out the provisions of this Amendment.

8. Effect of Modification. Except as expressly modified herein, the Existing Agreement and the other Loan Documents remain unmodified and in full force and effect. In the event of any conflict between the terms, conditions, and other provisions of the Existing Agreement and the other Loan Documents, on the one hand, and the terms, conditions, and other provisions of this Amendment, on the other hand, the terms, conditions, and other provisions of this Amendment shall prevail and control. All warranties and representations contained in the Existing Agreement and the other Loan Documents are hereby re-confirmed as of the date hereof. This is an amendment not a novation.

9. Successors and Assigns. This Amendment shall apply to, inure to the benefit of, and bind all parties hereto and their respective heirs, legatees, devisees, administrators, executors, successors, and assigns; provided, however, that Borrower may not assign or transfer its obligations hereunder without the prior written consent of Bank.

10. Headings. Section and subsection headings in this amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

11. Acknowledgments. Borrower hereby acknowledges and agrees: (a) that Bank’s execution and performance of this Amendment does not constitute a waiver or forgiveness of any default, event of default not now known to Bank, or which may hereafter arise under the Loan Documents: (b) that any course of dealing, !aches, estoppel, or waiver established by past forbearance or acquiescence shall not extend to any future defaults, events of default, and specifically that time is hereby reestablished as being of the essence with regard to all provisions of the Loan Documents; (c) that, except as expressly set forth herein or otherwise agreed to in writing by Bank, Bank’s execution and performance of this Amendment is not and shall not be construed as a waiver, release, amendment, or modification of or to any rights, remedies, or causes of action which Bank currently has or may hereafter acquire with respect to any obligations owed to Bank by Borrower under the Loan Documents, nor shall it be deemed an agreement to forbear from exercising any rights or remedies which Bank currently has or may hereafter acquire under the Loan Documents; (d) that no defenses, offsets, or counterclaims currently exist to the enforcement of any of the Loan Documents; (e) consent by

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Bank to this Amendment does not waive Bank’s right to require strict performance of any and all of the Loan Documents; and (f) consent by Bank to this Amendment does not obligate Bank to make any future modifications to any of the Loan Documents.

12. Entire Agreement. This Amendment contains the entire agreement and understanding concerning the subject matter herein, and supersedes and replaces all prior negotiations and agreements among the parties hereto, or any of them, whether oral or written, and may not be modified or amended without the written consent of all the parties hereto.

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment effective as of the date first written above.

Borrower:	OUTDOOR CHANNEL HOLDINGS, INC.,
a Delaware corporation

	By:	/s/ Thomas D. Allen
Name: Thomas D. Allen
Title: Executive V.P. – COO/CFO

Bank:	U.S. BANK NATIONAL ASSOCIATION,
a national banking association

	By:	/s/ Andrew P. Reed
Andrew P. Reed, Vice President

CALIFORNIA JUDICIAL REFERENCE AGREEMENT

This California Judicial Reference Agreement (“Agreement”) is entered into in connection with any existing financing (other than consumer purpose financing) (“Financing”) provided by U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Bank”) to OUTDOOR CHANNEL HOLDINGS, INC., a Delaware corporation (“Borrower”), evidenced, secured, and/or supported by one or more promissory notes, loan agreements, security agreements, mortgages/deeds of trust, guaranties, and/or other documents signed by the undersigned parties (said promissory note and such other agreements, together with amendments, modifications, substitutions, and replacements thereto, are hereinafter referred to as the “Loan Documents”.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (collectively, the “Parties”) agree as follows:

1. Any and all disputes, claims, and controversies arising out of the Loan Documents or the transactions contemplated thereby (including, but not limited to, actions arising in contract or tort and any claims by a Party against Bank related in any way to the Financing) (individually, a “Dispute”) that are brought before a forum in which pre-dispute waivers of the right to trial by jury are invalid under applicable law shall be subject to the terms of this Agreement in lieu of the jury trial waivers otherwise provided in the Loan Documents.

2. Any and all Disputes shall be heard by a referee and resolved by judicial reference pursuant to California Code of Civil Procedure Sections 638 et seq.

3. The referee shall be a retired California state court judge or an attorney licensed to practice law in the State of California with at least ten (10) years’ experience practicing commercial law. The Parties shall not seek to appoint a referee that may be disqualified pursuant to California Code of Civil Procedure Section 641 or 641.2 without the prior written consent of all Parties.

4. If the Parties are unable to agree upon a referee within ten (10) calendar days after one Party serves a written notice of intent for judicial reference upon the other Party or Parties, then the referee will be selected by the court in accordance with California Code of Civil Procedure Section 640(b).

5. The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the California Code of Civil Procedure, the Rules of Court, and California Evidence Code, except as otherwise specifically agreed by the Parties and approved by the referee. The referee’s statement of decision shall set forth findings of fact and conclusions of law. The decision of the referee shall be entered as a judgment in the court in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645. The decision of the referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the superior court.

6. Nothing in this Agreement shall be deemed to apply to or limit the right of Bank (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (c) to obtain from a court provisions or ancillary remedies (including, but not limited to, injunctive relief, a writ of possession, prejudgment attachment, a protective order, or the appointment of a receiver), or (d) to pursue rights against a Party in a third-party proceeding in any action brought against Bank (including actions in bankruptcy court). Bank may exercise the rights set forth in the foregoing clauses (a) through (d), inclusive, before, during, or after the pendency of any judicial reference proceeding. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies or the opposition to any such provisional remedies shall constitute a waiver of the right of any Party, including, but not limited to, the claimant in any such action, to require submission to judicial reference the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for judicial reference of any of Dispute.

7. If a Dispute includes multiple claims, some of which are found not subject to this Agreement, the Parties shall stay the proceedings or the Disputes or part or parts thereof not subject to this Agreement

CALIFORNIA JUDICIAL REFERENCE AGREEMENT

until all other Disputes or parts thereof are resolved in accordance with this Agreement. If there are Disputes by or against multiple parties, some of which are not subject to this agreement, the Parties shall sever the Disputes subject to this Agreement and resolve them in accordance with this Agreement.

8. During the pendency of any Dispute which is submitted to judicial reference in accordance with this Agreement, each of the Parties to such Dispute shall bear equal shares of the fees charged and costs incurred by the referee in performing the services described in this Agreement. The compensation of the referee shall not exceed the prevailing rate for like services. The prevailing Party shall be entitled to reasonable court costs and legal fees, including customary attorney fees, expert witness fees, paralegal fees, the fees of the referee, and other reasonable costs and disbursements charged to the Party by its counsel, in such amount as is determined by the referee.

9. In the event of any challenge to the legality or enforceability of this Agreement, the prevailing Party shall be entitled to recover the costs and expenses from the non-prevailing Party, including reasonable attorneys’ fees, incurred by it in connection therewith.

10. THIS AGREEMENT CONSTITUTES A “REFERENCE AGREEMENT” BETWEEN OR AMONG THE PARTIES WITHIN THE MEANING OF AND FOR PURPOSES OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638.

Dated: May 8, 2013

BANK:	U.S. BANK NATIONAL ASSOCIATION,
a national banking association

	By:	/s/ Andrew P. Reed
Andrew P. Reed, Vice President

BORROWER:	OUTDOOR CHANNEL HOLDINGS, INC.,
a Delaware corporation

	By:	/s/ Thomas D. Allen
Name: Thomas D. Allen
Title: Executive V.P. – COO/CFO